Exhibit 99.2

TOP YIELD HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS

	Restated	Restated
	June 30, 2011	December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$2,569,057	$2,012,642
Accounts receivable, net	6,884,960	4,644,099
Inventories	6,973,854	4,342,841
Other current assets	1,608,111	160,367

Total current assets	18,035,982	11,159,949

Property, plant and equipment, net	3,819,820	3,693,387
Deferred tax net	8,881	6,666
Intangibles, net	7,890,252	7,899,072
Goodwill	2,490,652	2,413,575

Total assets	$32,245,587	$25,172,649

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,078,271	$113,854
Income taxes payable	141,090	335,161
Sales advance	3,587,123	1,069,504
Due to related parties	851,682	2,143,222
Commission expense	1,373,308	1,330,808
Exploration expense	931,422	903,815
Other current liabilities	884,865	425,586

Total current liabilities	8,847,761	6,321,950

Other noncurrent liabilities	312,311	273,660

Total liabilities	9,160,072	6,595,610

Commitments and contingencies (Note 16)

Shareholders' equity:
Common stock	100	100
$1.00 par value; 50,000 shares authorized, 100 shares issued and outstanding as of June 30, 2011 and December 31, 2010
Predecessor: 25,000 shares authorized, 2,500 shares issued and outstanding as of April 14, 2010 and December 31, 2009	-	-
Additional paid-in capital	12,826,400	11,955,200
Accumulated other comprehensive income	1,099,907	456,854
Retained earnings	9,018,182	5,042,657

Top Yield shareholders' equity	22,944,589	17,454,811
Noncontrolling interest	140,926	1,122,228
Total shareholders' equity	23,085,515	18,577,039

Total liabilities and shareholders' equity	$32,245,587	$25,172,649

The accompanying notes are an integral part to these consolidated financial statements.

TOP YIELD HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Restated (Sucessor) Six months ended June 30, 2011	Restated (Sucessor) January 10, 2010 to June 30, 2010	(Predecessor) January 1, 2010 to April 14, 2010
Net sales	$36,690,574	$6,553,603	$6,893,268
Cost of sales and expenses
Costs applicable to sales	30,714,523	4,793,093	5,430,966
Selling, general and administrative	2,296,630	701,337	703,426

Total operating expenses	33,011,153	5,494,430	6,134,392

Income from operations	3,679,421	1,059,173	758,876

Other income (expense), net
Other income (expense), net	1,506	(86,531)	490,884

Income before provision for income taxes	3,680,927	972,642	1,249,760
Provision (benefit) for income taxes	(184,496)	(236,501)	312,440

Net income	3,865,423	1,209,143	$937,320

Net loss attributable to non-controlling interest	(110,102)	(338,410)
Net income attributable to Top Yield shareholders	$3,975,525	$1,547,553

Net income per share:
Basic and Diluted	$39,755	$15,476	$375

Weighted-average shares outstanding:
Basic and Diluted	100	100	2,500

The accompanying notes are an integral part to these consolidated financial statements.

TOP YIELD HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Restated (Sucessor) Six months ended June 30, 2011	Restated (Sucessor) January 10, 2010 to June 30, 2010	(Predecessor) January 1, 2010 to April 14, 2010
Cash flows from operating activities:
Net income	$3,865,423	$1,209,143	$937,320
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	203,973	162,969	54,040
Amortization of other intangibles	125,527	32,573	4,820
Deferred tax, net	(1,982)	(4,637)	221,414
Gain on EC acquisition	-	(97,752)	-
Changes in assets and liabilities, net of amounts acquired:
Accounts receivable	(2,072,029)	(2,931,563)	874,876
Inventories	(2,467,881)	720,762	(1,956,069)
Other current assets	(1,428,471)	(23,615)	13,347
Other assets	85,717	13,090	-
Accounts payable	951,358	(887,336)	(285,713)
Income taxes payable	(202,765)	(143,951)	91,958
Sales advance	2,459,108	2,020,597	566,238
Due to related companies	-	-	1,701
Other current liabilities	440,069	238,310	(7,301)
Other noncurrent liabilities	29,618	39,377	3,727

Net cash provided by operating activities	1,987,665	347,967	520,358

Cash flows from investing activities:
Additions to equipment and improvements	(200,975)	(91,236)	(60,437)
Cash from acquisitions	-	1,553,396	-

Net cash (used in) provided by investing activities	(200,975)	1,462,160	(60,437)

Cash flows from financing activities:
Due to related parties	(1,346,646)	22,629	(1,498)

Net cash used in financing activities	(1,346,646)	22,629	(1,498)

Effect of exchange rate changes on cash and cash equivalents	116,371	28,231	10,905

Net increase in cash and cash equivalents	556,415	1,860,987	469,328

Cash and cash equivalents at beginning of period	2,012,642	-	58,821

Cash and cash equivalents at end of period	$2,569,057	$1,860,987	$528,149

	Restated (Sucessor) Six months ended June 30, 2011	Restated (Sucessor) January 10, 2010 to June 30, 2010	(Predecessor) January 1, 2010 to April 14, 2010
Supplemental disclosures of cash flow information:

Cash paid during the period for income taxes, net of refunds	$-	$1,138		$-
Cash paid during the period for interest	$-	$-		$-

Non-cash investing activities:

Effective February 2010, the Company acquired
EC in a transaction summarized as follows:
Fair value of assets acquired	$-	$3,578,453		$-
Cash paid	-	(1)		-
Shareholder contributed capital	-	(3,465,000)		-
Bargain purhase gain	-	(97,752)		-

Liabilities assumed	$-	$15,700		$-

Effective April 2010 and February 2011, the Company acquired PT ALK in a transaction summarized as follows:
Fair value of assets acquired	$-	$8,274,599		$-
Shareholder contributed capital	871,200	(880,000)		-
Non controlling interest	(871,200)	(880,000)		-

Liabilities assumed	$-	$6,514,599		$-

Effective April 2010 and February 2011, the Company acquired PT AP in a transaction summarized as follows:
Fair value of assets acquired	$-	$10,724,530	$
Cash paid	-	-		-
Shareholder contributed capital	-	(7,500,000)		-
				-
Liabilities assumed	$-	$3,224,530		$-

The accompanying notes are an integral part to these consolidated financial statements.

TOP YIELD HOLDINGS, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization of Business

Description of Business

Top Yield Holdings Limited was incorporated in the British Virgin Islands (BVI) on January 10, 2010.  From the date of incorporation until the date of the reverse merger discussed in Note 19, Top Yield was owned 100% by Dynamic Event Limited, a British Virgin Island company.  Dynamic Event is owned equally by Mr. David Supardi and Mr. Ape Tjandra.  In September 2009, Mr. David Supardi and Mr. Ape Tjandra entered into a nonbinding agreement to acquire PT Aega Prima (PT AP) and PT Alam Lestai Kencana (PT ALK) and other companies that they deemed required for the future of the company.  Through a series of transactions throughout fiscal year 2010, Top Yield acquired or gained control through contributions by Mr. David Supardi and Mr. Ape Tjandra, Europe-China Union Holding Limited (EC), PT Havilah Abadi Sejahtera (PT HAS), PT AP and PT ALK.  Prior to these acquisitions, Top Yield had minimal business activities.

Top Yield Holdings Limited (including our subsidiaries, referred to collectively in this Report as “Top Yield”, “the Company” “we”, “our” and “us”) is a vertically integrated mining company engaged in the business of the exploration, mining, processing, smelting and marketing of tin off the shore of Bangka Island, Indonesia.

Acquisitions(see Note 6)

On February 10, 2010, Top Yield acquired 100% of outstanding shares of EC, a BVI company.  EC is in the business of trading tin sand/ores whereby EC contracts with third party mining companies to extract tin sand from the concessions owned by PT AP and sells the tin sand/ores to PT ALK.  EC’s revenue subsequent to April 14, 2010 is eliminated in consolidation due to the acquisitions of PT AP and PT ALK.

On March 22, 2010 and April 14, 2010, Mrs. Aurelia Supardi (the spouse of Mr. David Supardi) contributed 20% and 79%, respectively, of her ownership of PT HAS to Top Yield for no consideration. The contribution of PT HAS by Mrs. Supardi was accounted for by Top Yield based on PT HAS’s historical cost basis, which was $110,200.  Prior to the contribution of 50% ownership of PT AP by Mr. David Supardi and the acquisition of 50% ownership of PT ALK as discussed below, PT HAS was a shell company with no operations.

On December 22, 2009, Mr. David Supardi, purchased 20% of PT AP, a tin exploration and mining company and contributed his ownership to PT HAS on December 22, 2009.    On February 10, 2010, Mr. David Supardi purchased an incremental 40% of PT AP and contributed 75% of this purchase to PT HAS, resulting in total ownership of 50% of PT AP by PT HAS.  On April 8, 2010, Mr. Ape Tjandra purchased 40% of PT AP. On September 18, 2010, Mr. Supardi exchanged his remaining 10% ownership of PT AP to Mr. Ape Tjandra for ownership in another tin exploration company.  On February 10, 2011, Mr. Ape Tjandra contributed 30% ownership of PT AP to PT HAS and 20% ownership of PT AP to PT Mulia Andalan Persada (PT MAP), an entity equally owned by Mr. David Supardi and Mr. Ape Tjandra.  PT AP is consolidated with PT HAS and Top Yield as of April 14, 2010, as majority ownership of PT AP was directly or indirectly owned through Mr. Supardi and related entities.  The contribution of PT AP to PT HAS was accounted for under using Mr. Supardi’s historical cost basis. PT AP sells 100% of the tin sand that is mined from its concessions directly or indirectly to PT ALK.  All intercompany revenue is eliminated in consolidation.

On April 14 2010, PT HAS and PT Havilah Sukses Bersama (PT HSB), an entity equally owned by Mr. David Supardi and Mr. Ape Tjandra entered into an agreement to acquire 100% of PT ALK with each entity owning 50% of PT ALK.   On that date, PT HAS accounted for the transaction as a business combination as it controlled a majority of PT ALK directly or indirectly through Mr. Supardi and his related entities.  Top Yield was deemed to have financial control as of April 14, 2010 of PT ALK, as PT HAS and PT HSB are related through common ownership.  PT ALK is consolidated with PT HAS and Top Yield as of April 14, 2010.

2. Basis of Presentation

The interim Condensed Consolidated Financial Statements of the Company,  are unaudited but, in the opinion of management, reflect all adjustments necessary for a fair statement of financial position, results of operations and cash flows for the periods presented. Except as otherwise disclosed herein, these adjustments consist of normal, recurring items. The results of operations for any interim period are not necessarily indicative of full year results. The Condensed Consolidated Financial Statements and Notes are presented in accordance with the requirements for interim financial statements and do not contain certain information included in our annual Consolidated Financial Statements and Notes.

The preparation of the interim Condensed Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the interim Condensed Consolidated Financial Statements and the reported amounts of revenue and expenses for the reporting periods. Despite our intention to establish accurate estimates and use reasonable assumptions, actual results may differ from our estimates.

The December 31, 2010 Condensed Consolidated Balance Sheet data was derived from the audited Consolidated Financial Statements but does not include all disclosures required by accounting principles generally accepted in the United States of America (U.S. GAAP). These interim financial statements should be read in conjunction with our Consolidated Financial Statements and Notes included in our Amended Form 8-K filed with the SEC.

Certain prior period amounts have been presented to conform with fiscal year 2011 presentation.

Revenue Recognition. Revenue is recognized, net of customers’ discounts, when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is determinable, and collectability is reasonably assured. We recognize revenue from sale of tin ingots when title, ownership, and risk of loss pass to the customer, all of which generally occurs upon delivery of the product to our customer's respective locations.  Revenue from product sales are recognized on a gross basis as the indicators for recording revenue on a gross basis are persuasive.

Our arrangements include pricing provisions which allow adjustment to the tin ingot price based on the spot market upon shipment to end users.  As a result, we have recorded shipments on a provisional basis until final settlement is reached. The pricing provisions are characterized as freestanding derivatives and are required to be accounted for separately once the product is received by the end user. The derivative instrument, which is settled and billed once final pricing settlement is reached, is marked to fair value as a revenue adjustment each reporting period based upon the estimated forward settlement until prices are actually settled.

Recently Adopted Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (FASB) issued additional disclosure requirements for assets and liabilities held at fair value. Specifically, the new guidance requires a gross presentation of activities within the Level 3 roll forward and adds a new requirement to disclose transfers in and out of Level 1 and 2 measurements. This guidance is applicable to all entities currently required to provide disclosures about recurring and nonrecurring fair value measurements. The effective date for these disclosures is the first interim or annual reporting period beginning after December 15, 2009, except for the gross presentation of the Level 3 roll forward information, which is required for annual reporting periods beginning after December 15, 2010 and for interim reporting periods within those years. The disclosures required as of June 30, 2010 did not have a material impact on our consolidated financial position, results of operations or cash flows.

3. Cash and Cash Equivalents

Cash and cash equivalents generally consist of cash and money market funds.

4. Comprehensive Income

Comprehensive income and loss includes all changes in shareholders’ equity during a period except those resulting from investments by owners and distributions to owners. The components of accumulated other comprehensive loss, net of income tax, consist of foreign currency translation adjustments. Comprehensive income for the six months ended June 30, 2011, from January 10 to June 30, 2010 and from January 1 to April 14, 2010 was $4,508,476, $1,626,997 and $895,053, respectively.

5. Fair Value Measurements

The Company applies ASC 820 with respect to fair value measurements of (a) nonfinancial assets and liabilities that are recognized or disclosed at fair value and (b) all financial assets and liabilities. As defined by ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company estimates fair value utilizing market data or assumptions that market participants would use in pricing the asset or liability in a current transaction, including assumptions about risk and the risks inherent in the inputs to the valuation technique. The Company’s financial instruments, other than those presented in the disclosures below, include accounts receivables, accounts payable and accrued liabilities. The carrying value of these assets and liabilities approximates fair value because of the short-term nature of these instruments. ASC 820 prioritizes the inputs used in measuring fair value into the following hierarchy (with Level 1 as the highest priority):

Level 1	Quoted market prices in active markets for identical assets or liabilities;

Level 2	Observable inputs other than those included in Level 1 (for example, quoted prices for similar assets in active markets or quoted prices for identical assets in inactive markets); and

Level 3	Unobservable inputs reflecting management’s own assumptions about the inputs used in estimating the value of the asset.

Recurring Fair Value Measurements

The fair value hierarchy requires the use of observable market data when available. The financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels. The following tables sets forth by level within the fair value hierarchy the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis at June 30, 2011 and December 31, 2010:

	Restated

		Quoted Prices
		in Active	Significant
		Markets for	Other
		Identical	Observable	Unobservable
	Balance at	Assets	Inputs	Inputs
	June 30, 2011	(Level 1)	(Level 2)	(Level 3)

ASSETS
Cash and cash equivalents	$2,569,057	$2,569,057	$-	$-
Customer provisional pricing adjustment		-
included in accounts receivable	343,364		343,364	-
	$2,912,421	$2,569,057	$343,364	$-

	Restated

		Quoted Prices
		in Active	Significant
		Markets for	Other
	Balance at	Identical	Observable	Unobservable
		Assets	Inputs	Inputs
	December 31, 2010	(Level 1)	(Level 2)	(Level 3)

ASSETS
Cash and cash equivalents	$2,012,642	$2,012,642	$-	$-
Customer provisional pricing adjustment
included in accounts receivable	118,770	-	118,770	-
	$2,131,412	$2,012,642	$118,770	$-

Non-Recurring Fair Value Measurements

The Company has certain assets, including equipment and improvements, goodwill and other intangible assets, which are measured at fair value on a non-recurring basis and are adjusted to fair value only if an impairment charge is recognized. The categorization of the framework used to measure fair value of the assets is considered Level 3 due to the subjective nature of the unobservable inputs used. During the periods ended June 30, 2011 and December 31, 2010, there were no adjustments to fair value of such assets.

Fair Value of Financial Instruments

The estimated fair value of financial instruments is determined using the best available market information and appropriate valuation methodologies. However, considerable judgment is necessary in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts that the Company could realize in a current market exchange, or the value that ultimately will be realized upon maturity or disposition. The use of different market assumptions may have a material effect on the estimated fair value amounts. The Company’s financial instruments, other than those presented in the disclosures above, include cash and cash equivalents, accounts receivables, accounts payable and accrued liabilities. The carrying value of these assets and liabilities approximates fair value because of the short-term nature of these instruments.

6. Business Combinations

During 2010 we acquired EC, PT AP and PT ALK.  We acquired these entities in order to build a fully integrated tin mining and tin ingot sales company.  Each of these three entities played a key role in fulfilling this objective with EC providing tin sand trading and mining capabilities, PT AP providing tin concessions in order to mine tin sands and tin mining capabilities and finally PT ALK providing tin smelting and ingot production facilities and tin ingot sales.

Acquisition- Europe-China Commercial Union Holding Limited

On February 10, 2010, we entered into a Shares Sales and Purchase Agreement with Mr. Denny Tio, owner of EC to acquire 100% of the outstanding shares of EC for $1.  On the same date, we executed a Declaration Letter with Mr. Tio whereby a $3,465,000  loan that was owed to Mr. David Supardi was forgiven.  The debt forgiveness was considered consideration paid to Denny Tio for EC and recorded as contributed capital by Mr. David Supardi.

We accounted for the EC acquisition as a purchase business combination as defined in FASB ASC Topic 805, Business Combinations, or ASC 805. Under the acquisition method of accounting, the purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. The fair value of the assets acquired and liabilities assumed represent management’s estimate of fair value. The purchase price totaled $3,465,001 and the following table summarized the allocation of the purchase price.

The total purchase price for EC is summarized as follows:

EC

Cash paid	$1
Contributed capital by shareholder	3,465,000

Total purchase price	$3,465,001

The following table summarizes the final allocation of the EC purchase price:

EC

Fair value of the net tangible assets acquired and liabilities assumed:
Cash and cash equivalents	$1,002,815
Current assets (including accounts receivable of $560,143)	2,575,638
Accounts payable and accrued liabilities	(15,700)
Other current liabilities	-

Total tangible assets acquired and liabilities assumed	3,562,753

Negative Goodwill	(97,752)

Total purchase price	$3,465,001

EC’s purchase resulted in a negative goodwill of $97,752, which was recorded in other income in the statement of operations. ASC 805-30-30-4 define a bargain purchase as a business combination in which (a) the net of the acquisition-date amounts of the identifiable assets acquired and liabilities assumed in the combination, measured and recognized exceeds (b) the total acquisition-date value of the acquiree.  ASC 805-30-25-4 requires the acquirer to reassess whether it had identified all assets acquired and liabilities assumed and its measurement procedures before recognizing a gain on a bargain purchase. A bargain purchase gain was attributed to the acquirer, Top Yield.  We reassessed the assets acquired and liabilities assumed and concluded that the bargain purchase outcome was reasonable given the circumstances surrounding the sale of EC by Denny Tio. We did not incur significant acquisition related costs as acquisition related activities were performed internally by our employees.

EC contributed net sales of $288,421 and net income of $2,006,116 to Top Yield for the period from February 10, 2010 to June 30, 2010. Sales from April 14, 2010 through June 30, 2010 were eliminated on consolidation and are not included in the aftermentioned net sales.

Acquisition- PT Havilah Abadi Sejahtera

On March 22, 2010 and April 14, 2010, Mrs. Aurelia Supardi (the spouse of Mr. David Supardi) contributed 20% and 79%, respectively, of her ownership of PT HAS to Top Yield for no consideration.  Prior to the contribution of 50% ownership of PT AP by Mr. David Supardi and the acquisition of 50% ownership of PT ALK as discussed below, PT HAS was a shell company with no operations. The following provides information of how PT HAS and Top Yield accounted for PT AP and PT ALK.

Contribution of - PT Aega Prima

On December 22, 2009, Mr. David Supardi, purchased 20% of PT AP, a tin exploration and mining company and contributed his ownership to PT HAS on December 22, 2009.    On February 10, 2010, Mr. David Supardi purchased an incremental 40% of PT AP and contributed 75% of this purchase to PT HAS, resulting in total ownership of 50% of PT AP by PT HAS.  On April 8, 2010, Mr. Ape Tjandra purchased 40% of PT AP. On September 18, 2010, Mr. Supardi exchanged his remaining 10% ownership of PT AP to Mr. Ape Tjandra for partial ownership in another tin exploration company.  On February 10, 2011, Mr. Ape Tjandra contributed 30% ownership of PT AP to PT HAS and 20% ownership of PT AP to PT Mulia Andalan Persada (PT MAP), an entity equally owned by Mr. David Supardi and Mr. Ape Tjandra.  PT AP is consolidated with PT HAS and Top Yield as of April 14, 2010, as majority ownership of PT AP was directly or indirectly owned through Mr. Supardi and related entities.  PT AP sells 100% of the tin sand that is mined from its concessions directly or indirectly to PT ALK.  All intercompany revenue is eliminated in consolidation.

Non-controlling interest will be recorded related to the 50% ownership by HSB in PT AP’s statement of operations and balance sheet. Since PT AP was contributed to PT HAS from its controlling shareholder, those assets were recorded at historical cost. The following table summarizes the consideration transferred by Mr. David Supardi and the historical cost of the of assets received and liabilities assumed as of April 14, 2010. As this is a transaction in which control of PT AP was gained through a contribution by PT HAS’s shareholder, we have not recorded a balance for noncontrolling interest. We did not incur significant acquisition related costs as acquisition related activities were performed internally by our employees.

PT AP

Historical cost of PT AP	$7,500,000
PT AP

Net tangible assets acquired and liabilities assumed:
Other Current assets	$296
Equipment and improvements and other long-term assets	2,870,319
Accounts payable and accrued liabilities	(3224,530)
Current liabilities, including long-term debt due within one year	-
Total tangible assets acquired and liabilities assumed	(353,915)

Identifiable intangible assets acquired:
Mining rights	7,853,915

Total identifiable intangible assets acquired	$7,500,000

The above transaction resulted in mining rights of $7,853,915 which represents the premium paid for PT AP.

PT AP contributed no sales as its sales were eliminated in consolidation and net income of $28,930 to Top Yield for the period from April 14, 2010 to June 30, 2010.

On February 10, 2011, Mr. Ape Tjandra contributed 30% ownership of PT AP to PT HAS and 20% ownership of PT AP to PT Mulia Andalan Persada (PT MAP), an entity equally owned by Mr. David Supardi and Mr. Ape Tjandra. As a result of the 30% contributed ownership of PT AP, PT HAS’ ownership of PT AP increased to 80% and non-controlling interest in PT AP decreased to 20%.  Mr. Ape Tjandra’s historical cost basis in PT AP was immaterial.\

Acquisition- PT Alam Lestari Kencana

On April 7, 2010, PT HAS and PT Havilah Sukses Bersama (PT HSB), an entity equally owned by Mr. David Supardi and Mr. Ape Tjandra entered into an agreement to acquire 100% of PT ALK with each entity owning 50% of PT ALK. On that date, PT HAS accounted for the transaction as a business combination as it controlled a majority of PT ALK directly or indirectly through Mr. Supardi and his related entities. Top Yield was deemed to have financial control as of April 14, 2010 of PT ALK, as PT HAS and PT HSB are related through common ownership.  PT ALK is consolidated with PT HAS and Top Yield as of April 14, 2010.

PT HAS accounted for the PT ALK acquisition as a purchase business combination as defined in FASB ASC Topic 805, Business Combinations, or ASC 805. Under the acquisition method of accounting, the purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. The fair value of the assets acquired and liabilities assumed represent management’s estimate of fair value. As result of the contribution of PT HAS to Top Yield, we accounted for the acquisition of PT ALK in the same manner as PT HAS accounted for the acquisition which is summarized below. The purchase price totaled $1,760,000 and was paid equally by PT HAS and PT HSB. On the date of acquisition, Mr. David Supardi contributed $880,000 to PT HAS to fund this purchase. The following table summarized the allocation of the purchase price. The purchase price was allocated proportional between controlling and noncontrolling interest because there was no control premium for the controlling interest as PT HAS and PT HSB share common ownership. Non-controlling interest will be recorded related to the 50% ownership by HSB in PT ALK’s statement of operations and balance sheet.  We did not incur significant acquisition related costs as acquisition related activities were performed internally by our employees.

The total purchase price for PT ALK is summarized as follows:

PT ALK

Cash paid	$-
Contributed capital by shareholder	880,000

Total purchase price	$880,000

Fair value of controlling interest	$880,000
Fair value of non-controlling interest	$880,000

The following table summarizes the final allocation of the PT ALK purchase price:

PT ALK

Fair value of the net tangible assets acquired and liabilities assumed:
Cash and cash equivalents	$528,149
Current assets (including $551,742 of accounts receivable)	4,353,703
Equipment and improvements and other long-term assets	1,032,762
Accounts payable and accrued liabilities	(4,166,928)
Current liabilities, including long-term debt due within one year	(2,347,661)

Total tangible assets acquired and liabilities assumed	(599,985)

Fair value of identifiable intangible assets acquired:
Goodwill	2,395,985

Total identifiable intangible assets acquired	2,395,985

Total purchase price	$1,760,000

The above transaction resulted in goodwill of $2,359,985 which represents the premium paid for PT ALK. The premium is the result of the synergies gained from PT AP, PT ALK and EC’s cooperative working relationships and is not tax deductible.

PT ALK contributed net sales of $6,279,046 and net loss of $705,750 to Top Yield for the period from April 14, 2010 to June 30, 2010.

On February 17, 2011, HSB contributed 49% of its ownership of PT ALK to PT HAS, increasing PT HAS’ ownership in PT ALK to 99%.  As a result of this transaction, non-controlling interest will be reduced to 1% ownership by HSB in PT ALK’s statement of operations and balance sheet with a corresponding increase to PT HAS’ equity ownership in PT ALK.

Proforma Results of Acquisitions

The following unaudited condensed proforma financial information is presented as if the EC, PT AP, and PT ALK acquisitions had been consummated as of January 1, 2010 for the proforma period ended June 30, 2010. This proforma information is presented for informational purposes only and may not be indicative of what actual results of operations would have been had the transactions occurred at the beginning of each period, nor does it purport to represent the results of future operations.

We estimate that revenues and net income, on a proforma basis, for the period ended June 30, 2010, would have been $13,172,314 and $1,842,193 , respectively.

These amounts have been calculated after applying the Company’s accounting policies and adjusting the results of Top Yield to reflect the additional depreciation and amortization that would have been charged assuming the fair value adjustments to property, plant and equipment, and intangible assets had been applied from January 1, 2010, together with the consequential tax effects.   In addition, the sales amount above include the elimination of revenue of transactions occurring between EC, PT AP, and PT ALK.

7. Goodwill

In accordance with ASC 350-20, the Company does not amortize goodwill as the goodwill has been determined to have an indefinite useful life.

Goodwill consists of the following:

	Restated			Restated
	Balance at		Foreign	Balance at
	December 31,		Currency	June 30,
	2010	Additions	Translation	2011

PT Alam Lestari Kencana	$2,413,575	-	77,077	$2,490,652

Total goodwill	$2,413,575	-	77,077	$2,490,652

8. Mining and Export Licenses

The Company’s on shore and off shore mining licenses, and export license with determinable lives are summarized as follows.  The offshore mining licenses have an estimated life of 35 years, the onshore mining licenses have an estimated life of 5 years and the export license has an estimated life of 3 years.

	Restated

	June 30, 2011

	Mining	Export
	Licenses	License	Total

Gross carrying amount	$8,072,657	$13,459	$8,086,116
Accumulated amortization	(305,784)	(9,882)	(315,666)
Foreign currency translation	119,387	415	119,802

Net intangible assets	$7,886,260	$3,992	$7,890,252

Aggregate amortization expense during the period	$121,597	$3,930	$125,527

	Mining	Export
	Licenses	License	Total
Beginning of the period, January 1, 2011	$7,891,381	$7,691	$7,899,072
Additions	-	-	-
Amortization	(121,597)	(3,930)	(125,527)
Foreign currency translation	116,476	231	116,707

End of the period, June 30, 2011	$7,886,260	$3,992	$7,890,252

	Restated

	December 31, 2010

	Mining	Export
	Licenses	License	Total

Gross carrying amount	$8,072,657	$13,459	$8,086,116
Amortization expense	(177,838)	(5,659)	(183,497)
Foreign currency translation	(3,438)	(109)	(3,547)

Net intangible assets	$7,891,381	$7,691	$7,899,072

Aggregate amortization expense during the period	$177,838	$5,659	$183,497

Future amortization of the intangible assets is summarized as follows:

For the year ended December 31,
For the remainder of the year	$301,520
2012	306,256
2013	299,868
2014	293,480
2015	293,480
2016 and beyond	6,395,648

Total	$7,890,252

9. Composition of Certain Financial Statement Captions

Inventories are summarized as follows:
	Restated	Restated
	June 30,	December 31,
	2011	2010

Tin sand/slag	$2,328,469	$1,694,136
Tin ingots	4,645,385	2,648,705

Inventories	$6,973,854	$4,342,841

Property, plant and equipment are summarized as follows:

	Restated	Restated
	June 30,	December 31,
	2011	2010

Cutter Section Dredger	$2,955,139	$2,863,688
Machinery	694,087	648,020
Building and Land	657,099	494,480
Motor Vehicles	53,996	27,540
Office equipment	19,337	11,612
		-
	4,379,658	4,045,340
Accumulated depreciation and amortization	(559,838)	(351,953)

Property, plant and equipment, net	$3,819,820	$3,693,387

Other current liabilities are summarized as follows:
	Restated	Restated
	June 30,	December 31,
	2011	2010

Value Added Tax (VAT) and withholding tax accrual	$329,594	$293,615
Tin sand purchases	290,360	-
Other accrued expenses	264,911	131,971

Other current liabilities	$884,865	$425,586

10. Environmental Rehabilitation Cost

Our exploration and mining activities are subject to various laws and regulations governing the protection of the environment. We believe our operations are in compliance with applicable laws and regulations in all material respects. We have made, and expect to make in the future, expenditures to comply with such laws and regulations, but cannot predict the full amount of such future expenditures. Estimated future environmental rehabilitation costs are based principally on legal and regulatory requirements. At June 30, 2011 and December 31, 2010, $134,758 was accrued for environmental rehabilitation obligations.

Balance December 31, 2010	$134,758
Additions, changes in estimates and other	-
Liabilities settled	-
Balance June 30, 2011	$134,758

11.  Derivatives

Due to our exposure to risks of changes in tin prices, we enter into forward contracts to reduce volatility in the price of this commodity. The forward contracts are held for purposes other than trading. The effective portion of the gain or loss on the derivative is reported as a component of other comprehensive income (OCI) and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings.

As our forward contracts settle the last day of each month, there are no outstanding derivative contracts as of June 30, 2011 and December 31, 2010. For periods ending June 30, 2011 and December 31, 2010,  our forward contracts did not qualify for hedge accounting and as such, changes in the fair value of the derivatives instruments were reported in current period earnings. The following table represents the gains or losses during period ended June 30, 2011 and 2010.

	Restated	Restated
	(Successor)	(Successor)	(Predecessor)
	Amount of (loss)	Amount of gain/(loss)	Amount of gain/(loss)
	in earnings	in earnings	in earnings
		January 10, 2010 to	January 1, 2010 to
	June 30, 2011	June 30, 2010	April 14, 2010

Tin forward contract	$(1,548,175)	$(1,366,149)	$(172,552)
Tin forward contract	1,548,175	1,151,875	-

Total	$-	$(214,274)	$(172,552)

12. Income Tax

We are subject to income tax in numerous jurisdictions and the use of estimates is required in determining our provision for income taxes. For the six months ended June 30, 2011, from January 10 to June 30, 2010 and from January 1 to April 14, 2010, we recorded an income tax (benefit) provision of $(184,496), $(236,501) and $312,440, respectively. The income tax provision is based on the estimated annual effective tax rate for the year applied to “ordinary” income (loss). Ordinary income (loss) is pre-tax income (loss) excluding unusual or infrequently occurring discrete items. The overall estimated annual effective tax rate calculation excludes jurisdictions reporting losses for which no tax benefit is expected to be recognized during the year. A separate estimated annual effective tax rate was calculated for the jurisdictions reporting losses for which no tax benefit can be recognized. The effective income tax rate for the six months ended June 30, 2011, the period from January 10 to June 30, 2010 and period from January 1 to April 14, 2010 was (5) percent, (24) percent and 25 percent, respectively. The effective rate changes were primarily due to the full valuation allowance on specific Indonesian subsidiaries deferred tax assets and the mix of taxable income(loss) by country.

The effective income tax rate for the six months end June 30, 2011 and the period from January 10 to June 30, 2010  differs from the Indonesian statutory rate of 25 percent primarily due to the full valuation allowance on specific Indonesian subsidiaries deferred tax assets and the effects of foreign tax rate differential including countries which do not have income taxes.

The reconciliation of the beginning and ending amount of uncertain tax positions is as follow:

Balance January 10, 2010	$-
Additions, changes in estimates and other	93,726
Liabilities settled	-
Balance April 14, 2010	93,726
Additions, changes in estimates and other	224,679
Liabilities settled	-
Changes related to foreign currency translation	16,756
Balance December 31, 2010	$335,161
Additions, changes in estimates and other
Liabilities settled	-
Changes related to foreign currency translation	(4,526)
Balance June 30, 2011	$330,635

13. Net Income Attributable to Non-controlling Interest

On February 10, 2011, Mr. Ape Tjandra contributed 30% ownership of PT AP to PT HAS.  As a result of the 30% contributed ownership of PT AP, PT HAS’ ownership of PT AP increased to 80% and non-controlling interest in PT AP decreased to 20% in PT AP’s statement of income and balance sheet.

On February 17, 2011, HSB contributed 49% of its ownership of PT ALK to PT HAS, increasing PT HAS’ ownership in PT ALK to 99%.  As a result of this transaction, non-controlling interest will be recorded related to the remaining 1% ownership by HSB in PT ALK’s statement of income and balance sheet.

The following table summarizes the noncontrolling shareholders’ interests in the equity of our majority-owned consolidated subsidiaries.

	PT ALK	PT AP

Non-controlling equity balance, April 14, 2010	$880,000	$-
Net income (loss) attributable to non-controlling interest from January 10 to December 31, 2010	307,762	(65,534)
Non-controlling equity balance, December 31, 2010	1,187,762	(65,534)

Change in ownership, February 2011	(871,200)	-
Net loss attributable to non-controlling interest for the six months ended June 30, 2011	(43,401)	(66,701)

Non-controlling equity balance, June 30, 2011	$273,161	$(132,235)

The following table summarizes net income (loss) attributable to noncontrolling shareholders’ interests in our majority-owned consolidated subsidiaries.

	Restated	Restated
	(Sucecessor)	(Sucecessor)	(Predecessor)
	Six months	January 10, 2010	January 1, 2010
	June 30, 2011	to June 30, 2010	to April 14, 2010

PT AP	$(66,701)	$14,465	$-
PT ALK	(43,401)	(352,875)	-

Total	$(110,102)	$(338,410)	$-

14.  Related Parties

Details of the related party transactions and balances, are as follows:

a.
As of  June 30, 2011 and December 31, 2010, we were indebted to the Chairman of the Company for $851,682 and $1,877,444 related to advances for working capital purposes and for purchases of EC, AP and ALK. The amount is non-interest bearing, unsecured and due on demand.

b.	As of June 30, 2011 and December 31, 2010, we owed $nil and $265,778 to a former shareholder of a subsidiary company. The amount due is non-interest bearing, unsecured and due on demand.
c.	During the six months ended June 30, 2011 and 2010, we incurred rent expense of $51,589 and $nil to a company with a common majority shareholder. The lease commitment is on a month to month basis.

15.  Concentration

We generate our revenue from tin ingot sales to a total of five customers in Singapore. The following represents concentration percentages related to these customers:

•	for the six months ended June 30, 2011, four customers each representing 32%, 30%, 22% and 11% of total sales

•	for the six months ended June 30, 2010, three customers each representing 63%, 15% and 15% of total sales

Purchases from one vendor represented 68% and 23% of our tin sand purchases for the six months ended June 30, 2011 and 2010, respectively.
Even with our customer concentration, our customers do not have significant pricing power as tin ingots are priced by the London Metal Exchange market and not by individual customers. However, a substantial decrease in sales to any of our largest customers could materially affect our revenues and profitability. Additionally, these customers are not the end-users of our products. If any of these customers’ efforts to market their products which incorporate our product are unsuccessful in the marketplace, our revenues and profitability could be adversely affected.

16. Commitments and Guarantees

Commitments and Guarantees

We follow ASC guidance in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could be incurred and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Environmental Matters

Our mining and exploration activities are subject to various laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. The Company conducts its operations so as to protect the public health and environment and believes its operations are in compliance with applicable laws and regulations in all material respects. We have made, and expects to make in the future, expenditures to comply with such laws and regulations, but cannot predict the full amount of such future expenditures.

Seasonality

Our mining productions are affected by the monsoon season from December through March each year. PT AP Production Operation IUPs are in the monsoon affected area. During this period, we cease mining operations and our sales are negatively impacted fourth and first quarters of each year. As we are unable to mine, we rely on third parties to source tin sand.

Economic and Political Risks

Our operations are conducted in Indonesia, which carry political, economic and legal environmental risks as well exposure to changes in foreign currency rates. Our results may be adversely affected by changes in the political conditions and changes in governmental policies with respect to laws and regulations.

17. Restatement

We have restated our financial statements as of and for the periods ended June 30, 2011 and 2010. The determination to restate the financial statements was made as a result of a re-audit of the 2010 financial statements. We restated our consolidated financial statements as June 30, 2011 and 2010 due to the following:

1.
In the previously issued financial statements, the PT AP purchase was accounted as an equity transaction using the equity method of accounting. In the restated financial statements, PT AP is consolidated with PT HAS and Top Yield as of April 14, 2010 as majority ownership of PT AP was directly or indirectly owned through Mr. Supardi and related entities. Since PT AP is owned by entities under common control, PT AP was consolidated with PT HAS and non-controlling interest was recorded. As PT AP was contributed to PT HAS by a common shareholder, PT AP’s assets were recorded at historical cost. See Note 6. Consolidating PT AP impacted all balance sheet and income statement accounts.

2.
In the previously issued financial statements, the PT ALK purchase was accounted as an equity transaction using the equity method of accounting.  In the restated financial statements, PT ALK is consolidated with PT HAS and Top Yield as of April 14, 2010.  Since PT ALK was acquired by entities under common control, the purchase was accounted at fair value under applicable business combination rules. Non-controlling interest was recorded related to ownership by the related entity. See Note 6.  Consolidating PT ALK impacted all balance sheet and income statement accounts.

3.
In the previously issued financial statements, the EC purchase was accounted for at historical cost resulting in a large bargain purchase gain of $3,178,203.  In the restated financial statements, the purchase was accounted for at fair value under applicable business combination rules resulting in a bargain purchase gain of $97,752. See Note 6.

4.	The remaining adjustments are due to the consolidation of PT ALK and PT AP.

18. Subsequent Events

These consolidated financial statements considered subsequent events through April 5, 2012, the date the consolidated financial statements were available to be issued.

Reverse Acquisition Transaction
On August 22, 2011, we entered into an Agreement and Plan of Share Exchange with DE Acquisition 3, Inc, a U.S. company, incorporated in the State of Delaware.  As a result of the Exchange Agreement, 100% of our issued and outstanding equity interests were exchanged for 16,705,406 shares of common stock of DE Acquisition 3. As a result of the reverse acquisition transaction, DE Acquisition 3 changed its name to Leviathan Minerals Group, Inc.

Senior Secured Promissory Notes
On August 22, 2011, we also sold in a private placement $5,020,000 of Senior Secured Convertible Promissory Notes (the “Notes”) and issued warrants (“Investor Warrants”) pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) with accredited investors. The obligations under the Notes are secured by assets pledged under a security agreement (“Security Agreement”).  The Notes will be convertible into shares of Leviathan Mineral Group’s Common Stock.

The Notes bear interest at 10% with a maturity date of February 18, 2013 unless declared due and payable by the investor upon the occurrence of an Event of Default (as defined in the Notes). The amount due under the Notes shall be converted into Common Stock (i) immediately upon the effective date of the listing of the Common Stock on any national securities exchange in the United States or (ii) at the discretion of the investor. The Notes are currently convertible into 1,181,177 shares of Common Stock. The investors in the Notes received an aggregate of 188,282 Investor Warrants to purchase our Common Stock for $4.25 per share for a period of two years from the Effective Date. The warrants contain standard anti-dilution protection and entitle the holders of the Investor Warrants to additional warrants after the occurrence of any Equity Sale, equal to an aggregate of 1% of the number of shares of Common Stock issued in such Equity Sale pro rata in accordance with each Investors respective investment.  Net proceeds after offering costs were $4,464,259.

Debt covenant violation
Leviathan Mineral Group, Inc. did not file their report on Form 10Q with the Securities and Exchange Commission within 50 days after the end of the September 30, 2011 quarter as required by a covenant of their Senior Secured Convertible Promissory Note.